Registration No. 333-39486

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1588399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219-1800
(Address of Principal Executive Offices)	(Zip Code)

EMPLOYEE SAVINGS PLAN OF KOPPERS INDUSTRIES, INC. AND SUBSIDIARIES

KOPPERS INDUSTRIES, INC. SAVINGS PLAN FOR UNION HOURLY EMPLOYEES

(Full title of the plans)

Steven R. Lacy, Esquire

Koppers Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219-1800

(412) 227-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SHARES

As originally filed on June 16, 2000, this Registration Statement registered 250,000 shares of the Common Stock of Koppers Inc. (formerly Koppers Industries, Inc.) (the “Company”) which had been approved for issuance under the Company’s Employee Savings Plan of Koppers Industries, Inc. and Subsidiaries and the Koppers Industries, Inc. Savings Plan for Union Hourly Employees (collectively, the “Savings Plans”). The Company has redeemed all shares of Common Stock that were held in the Savings Plans. In addition, participants in the Savings Plans may no longer invest in Common Stock of the Company. As of August 12, 2003 a total of 243,148 shares of the Company’s Common Stock were not issued under the Savings Plans. Pursuant to Rule 478 and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby deregisters the 243,148 shares of the Company’s stock reserved for issuance under the Savings Plans.

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SIGNATURES

KOPPERS INC.

Pursuant to the requirements of the Securities Act of 1933, Koppers Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Pennsylvania, on August 12, 2003.

KOPPERS INC.

/s/ WALTER W. TURNER

Walter W. Turner President and Chief Executive Officer

/s/ M. CLAIRE SCHAMING

M. Claire Schaming Treasurer

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